PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. INTERNATIONAL GAME TECHNOLOGY PLC SECURITIES TRADING POLICY

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 1 INTERNATIONAL GAME TECHNOLOGY PLC SECURITIES TRADING POLICY Adopted by the Board of Directors on 7 April 2015 Amended by the Board of Directors on 7 November 2024 PURPOSE This Securities Trading Policy (the “Policy”) of International Game Technology PLC (“IGT” or the “Company”) explains the prohibitions against “insider trading” in the U.S. federal securities laws and establishes the Company’s policies and procedures to promote and monitor compliance with those laws. Violations of insider trading laws can, and often do, result in criminal investigations, prosecutions, disgorgement of ill-gotten trading profits, fines and prison sentences and may also cause reputational harm to the Company. Accordingly, compliance with this Policy is of the utmost importance for both those Persons Covered (as set out in this Policy) and the Company. Questions regarding the prohibition on insider trading or concerning this Policy should be directed to the Company’s General Counsel or to the Company Secretary. SCOPE This Policy applies to all employees, consultants, officers and directors with respect to engaging in transactions in IGT securities and securities of other publicly traded companies. Persons Covered. As an employee, consultant, officer or director1 of IGT or its subsidiaries, this Policy applies to you. The same restrictions that apply to you also apply to your family members who reside with you, anyone else who lives in your household and any family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in the Company’s securities (those persons are referred to as related persons). This Policy also applies to entities that you influence or control, including corporations, partnerships or trusts. Transactions Covered. Except as otherwise provided, this Policy applies to all transactions in IGT securities, including ordinary shares, options for ordinary shares and any other securities IGT may issue from time to time, such as preferred shares, warrants, bonds (including convertible and non-convertible notes) and debentures, as well as to derivative securities relating to any such securities, whether or not issued by the Company, such as exchange-traded options. This Policy refers to all of the foregoing as IGT “securities.” This Policy also applies to (1) transactions that occur after you cease to be an employee, consultant, officer or director of IGT for as long as you are aware of Material Nonpublic Information, (2) “tipping” (as described further below), and (3) transactions in any other securities (including non-IGT securities) for which you are aware of Material Nonpublic Information. 1 This policy applies also to an observer of the Board appointed by a shareholder and accepted by the Company, as if the observer were a director of the Company.

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 2 POLICY This Policy describes the general prohibition on insider trading applicable to all persons subject to the Policy, and also additional restrictions on individuals who have been informed in writing that they have been designated as “insiders” by the General Counsel or the Chief Financial Officer or the Company Secretary. Insiders include members of the Company’s Board of Directors, its officers as well as certain employees who are likely to be aware of “Material Nonpublic Information” (see section entitled “What is Material Nonpublic Information?” below) due to the nature of their work at IGT, including, but not limited to, the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, General Counsel, Company Secretary, Head of Financial Planning and all employees who directly report to the Chief Executive Officer. RESPONSIBILITIES Individual Responsibility. Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about IGT and, while being aware of Material Nonpublic Information, (i) not to engage in transactions in IGT securities, and (ii) to the extent such Material Nonpublic Information could affect the price of securities of publicly traded securities of other companies, not to engage in transactions in such securities. You are responsible for complying with this Policy and ensuring that any of your related persons or any entities you control also comply with this Policy. In all cases, the responsibility for determining whether you are aware of Material Nonpublic Information rests with you. While the Company provides policies, procedures and training on insider trading, no action on the part of IGT, or any employee, officer or director pursuant to this Policy constitutes legal advice or insulates you from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under paragraph 3 “Penalties for Noncompliance.” DEFINITIONS What is “Material Nonpublic” Information? “Material” information is information that a reasonable investor would consider important in deciding whether to purchase, sell or hold a security, or information that is likely to significantly alter the total mix of publicly available information about IGT. Any information that could reasonably be expected to affect the market price of a security is likely to be considered material. Material information can be positive or negative and can relate to any aspect of IGT’s business or to any type of IGT securities, whether debt, equity or a hybrid. The determination of whether certain information was material will be viewed in hindsight, so any questions concerning the materiality of any information should be resolved in favor of materiality and trading should be avoided. “Nonpublic” information is information that is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors, including through the issuance of a press release, a properly noticed webcast or a filing with the U.S. Securities and Exchange Commission (the “SEC”). In addition, even after a public announcement of material information, information does not cease to be “Nonpublic” until a reasonable period of time has elapsed in order for the market to react to

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 3 the information. Generally, one full trading day after the public release of material information via the issuance of a press release, a webcast conference call or an SEC filing should elapse before trading. By “full trading day” it is meant a full regular trading session of the securities exchange on which the Company’s ordinary shares are listed. For the purposes of this Policy, information does not cease to be “Nonpublic” as a result of being the subject of rumors or other unofficial statements in the marketplace. Information relating to the Company can be “Nonpublic” even where such information was obtained by a Company employee from a source outside the Company. If you have any questions about whether certain information is material or nonpublic, please consult the General Counsel or the Company Secretary. OWNERSHIP General Counsel PROCESS 1 STATEMENT OF POLICY Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits trading securities in any public company on the basis of Material Nonpublic information. Even if an employee, consultant, officer, or director is merely aware of non-public information at the time of a purchase or sale of the insider’s share, the insider is still deemed to have used the material non-public information in making the trade and it will constitute a violation of civil, and possibly criminal, laws against insider trading. No person subject to this Policy who is aware of Material Nonpublic Information relating to the Company may directly or indirectly: • Engage, or attempt to engage, in transactions in IGT securities, except as otherwise specified in this Policy under paragraph 2 “Transactions Excluded from Policy”; • Recommend or induce the purchase or sale of any IGT securities; • Disclose Material Nonpublic Information to persons (a) within the Company whose jobs do not require them to have that information, or (b) outside of the Company, including family, friends, business associates and investors, unless any such disclosure is made in accordance with the Company’s disclosure and external communications policies; or • Assist anyone engaged in any of the above activities. In addition, no person subject to this Policy who, in the course of working for IGT or its subsidiaries, learns of Material Nonpublic Information about a company with which IGT or its subsidiaries do business, may trade in that company’s securities until the information becomes public or is no longer material. Such companies include current or prospective customers or suppliers of IGT, companies with which IGT may be negotiating a major transaction and companies that may be a party to potential corporate transactions, such as an acquisition, investment or sale.

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 4 Share sales or purchases that may seem necessary or justifiable to you for independent reasons (such as the need to raise money for an emergency expenditure), or share sales or purchases for a small amount, are NOT exceptions to this Policy. The securities laws do not recognize any mitigating circumstances. Further, even the appearance of an improper transaction must be avoided to preserve IGT’s reputation for adhering to the highest standards of conduct. In addition, you may not engage in or attempt to engage in market manipulation. Manipulation is intentional conduct designed to deceive investors by controlling or artificially affecting the market for a security. Manipulation can involve a number of techniques to affect the supply of, or demand for, a share. They include: spreading false or misleading information about a company; improperly limiting the number of publicly-available shares; or rigging quotes, prices or trades to create a false or deceptive picture of the demand for a security. Those who engage in manipulation are subject to various civil and criminal sanctions. 2 TRANSACTIONS EXCLUDED FROM POLICY This Policy does not apply to the following transactions, except as specifically noted: 2.1 Share Option Exercises. This Policy does not apply to the exercise of an employee or director share option or to an award recipient’s use of shares delivered or withheld from the exercise to cover the cost of the option exercise or the satisfaction of tax withholding obligations. However, this Policy does apply to any sale of the underlying shares or to a cashless option exercise through a broker, which entails the sale of a portion of the underlying shares on the market to cover the costs of exercise or the resulting taxes. 2.2 Restricted Share Unit Awards. This Policy does not apply to the vesting of restricted share units, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold ordinary shares to satisfy tax withholding obligations upon the vesting of any restricted share unit. However, this Policy does apply to any sale of ordinary shares received by you as a result of the vesting. 2.3 Other Similar Company Plan Transactions. Any other purchases of IGT securities from the Company or sales of IGT securities to the Company are not subject to this Policy. 3 PENALTIES FOR NONCOMPLIANCE U.S. federal securities laws, as well as U.K., E.U. and other applicable laws, prohibit the purchase or sale of securities while aware of Material Nonpublic Information as well as the disclosure of Material Nonpublic Information to others who then trade in a company’s securities (sometimes called “tipping”). Insider trading violations are pursued vigorously by the SEC and U.S. Attorneys as well as the relevant authorities in foreign jurisdictions. Punishment for insider trading violations is severe, and may include significant fines, being prohibited from serving as a director or officer, and imprisonment. In addition, private parties may also bring civil actions seeking damages against any person purchasing or selling securities while in the possession of Material Nonpublic Information. Failure to comply with this Policy may also subject you to Company-imposed sanctions, up to and including dismissal for cause, whether or not the failure to comply with this Policy results in a violation of law. A violation of law, or even questionable conduct that leads to an official investigation that does not result in prosecution, can tarnish an individual’s reputation and irreparably damage their career.

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 5 4 PROHIBITION OF SHORT SALES Short sales of IGT securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of IGT securities are prohibited. 5 RULE 10B5-1 PLANS Rule 10b5-1 under the Exchange Act provides an affirmative defense from insider trading liability to a person who enters a trading plan for transactions in IGT securities so long as that trading plan meets the conditions specified in Rule 10b5-1. You are responsible for ensuring that any Rule 10b5-1 plan you adopt complies with all applicable provisions of Rule 10b5-1, as may be amended, and IGT’s policies set forth below. • A Rule 10b5-1 plan must be entered into in good faith and at a time when the person is not aware of Material Nonpublic Information. • The person must act at all times in good faith with respect to the Rule 10b5-1 plan. • A Rule 10b5-1 plan cannot be entered into during a “trading blackout period” as defined in this Policy. • The Rule 10b5-1 plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party, such as a broker-dealer. A written formula, algorithm or computer program can be used to select the amount, pricing and timing of transactions. • Once the Rule 10b5-1 plan is adopted, the person must not exercise any subsequent influence over the amount of securities to be traded (including by refusing to exercise share options as of the date contemplated by the Rule 10b5-1 plan), the price at which they are to be traded or the date of the trade. • No trade may be made under a Rule 10b5-1 plan until the expiration of a cooling-off period consisting of: (a) for directors and officers2, the later of: (i) 90 days following adoption or modification of the Rule 10b5-1 plan; or (ii) two (2) business days after public disclosure of IGT’s quarterly or annual earnings on Form 6-K or Form 20-F, as applicable (subject to 2 The term “officer” shall mean an issuer's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer's parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. “Policy- making function” is not intended to include policy-making functions that are not significant. The Company has identified all officers within its most recently filed Form 20-F filing with the SEC.

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 6 a maximum of 120 days after adoption or modification of the Rule 10b5-1 plan), and (b) for all other persons, 30 days following adoption or modification of the Rule 10b5-1 plan. • No insider may enter into multiple Rule 10b5-1 plans where the trade dates overlap, with limited exceptions specified in Rule 10b5-1(c): o A series of separate contracts with different broker-dealers or agents that, when taken as a whole, effectively function as a single “plan” and meet the applicable conditions of the rule; o One Rule 10b5-1 plan under which trading is authorized to begin only after all trades under an earlier commencing Rule 10b5-1 plan are completed or expired; and o A plan providing for an agent to sell securities only as necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award. • An insider may only enter into a single-trade plan once within any consecutive 12-month period. • Once a Rule 10b5-1 plan has been adopted, the insider should stick to the plan and try to refrain from making any modifications or amendments to the plan. Any amendment or modification, including to the amount, price or timing of the purchase or sale of the securities underlying a Rule 10b5-1 plan, is deemed a termination of the existing plan and entry into a new plan. Accordingly, such a modification or amendment is subject to the same requirements as entry into a new plan, including the applicable cooling-off periods and the other requirements described above. • The Company may terminate an insider’s Rule 10b5-1 plan at any time if the Company determines that it is in the Company’s best interests to do so. A dividend reinvestment plan may be set up as a Rule 10b5-1 plan. Note that a standing or limit order does not, by itself, qualify as a Rule 10b5-1 plan. Any insider, as defined in this Policy, must receive prior approval from the General Counsel or Company Secretary prior to adopting, amending or terminating any Rule 10b5- 1 plan, and must provide a copy of any such plan to the General Counsel or Company Secretary. 6 ADDITIONAL RESTRICTIONS APPLICABLE TO INSIDERS In addition to the general prohibitions on insider trading described above that apply to all persons subject to this Policy, insiders (i.e. directors, officers and certain other employees who have been notified of their designation as such) are subject to additional restrictions on trading. The provisions below will govern to the extent that any such requirement is more restrictive than the requirements set forth above. 6.1 Trading Blackout Periods. The Company prohibits insiders from trading in the Company’s securities during a period of time beginning on the earlier of (i) nine (9) days before the last day of each fiscal quarter; or (ii) thirty (30) days before the release of any

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 7 interim or year-end earnings, in accordance with the European Union Market Abuse Regulation (EU 596/2014) (“MAR”), as may be amended from time to time, for so long as the Company is legally subject thereto, until one full trading day has elapsed following the release of quarterly and year-end earnings, or as otherwise set by the Company’s General Counsel or Company Secretary. The Company may also impose trading blackout periods at other times (the “trading blackout period”). The Company will periodically issue detailed guidance and procedures to insiders subject to the trading blackout period for trading in IGT securities. Trading only during open window periods minimizes the potential violation of insider trading laws because material financial information has just been released to the public. From time to time, insiders may also be advised that no trading will be permitted until further notice. In addition, no member of the Board of Directors nor the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, General Counsel, Company Secretary, Head of Financial Planning, any Senior Vice President, any employee who directly reports to the Chief Executive Officer or any other individual who has been designated as an insider subject to pre-clearance, may purchase, sell, or otherwise engage in transactions in securities of the Company without obtaining prior clearance of the transaction from the General Counsel or the Company Secretary (who will be in charge of releasing pre-trading clearance to each other). 6.2 Market Abuse Regulations. In accordance with MAR, which currently applies to the Company because certain series of its notes are traded on European markets, persons discharging managerial responsibilities (being persons who are (a) members of the administrative, management or supervisory body of the Company; or (b) senior executives who have regular access to Material Nonpublic Information and power to take managerial decisions affecting the future developments and business prospects of the Company) must notify the Company Secretary and the authority of the relevant European markets promptly and by no later than three (3) business days after the date of the transaction by them, or by persons closely associated with them, in European publicly traded securities of the Company above €5,000 (alone or in aggregate within a calendar year) so that the Company can fulfil its legal disclosure obligations. European markets include EU regulated markets, multilateral trading facilities and organized trading facilities. You must inform CorporateSecretary@igt.com (a) if you think there has been a leak of Material Nonpublic Information (whether from the Company or elsewhere); and (b) of any changes in your personal details (for example, name, personal address, personal telephone numbers, the office in which you are based). The Company is required under MAR to maintain a list of persons who have access to Material Nonpublic Information either on a permanent basis or on a transactional basis. Each new person designated as an “insider” in accordance with this Policy will be informed in writing and will be required to acknowledge that he or she understands the legal and regulatory duties of an insider and is aware of the sanctions for noncompliance. The Company Secretary team are responsible for: (i) informing such persons that they have been, or are no longer, designated as insiders as soon as reasonably practical after such persons have been so designated; and (ii) updating the list of insiders on a regular basis. Trades made pursuant to a Rule 10b5-1 plan are not subject to the restrictions on trading during a trading blackout period. 6.3 Hedging and Other Derivative Transactions. Transactions in publicly traded options, swaps, warrants, convertible securities, share appreciation rights, similar rights or other derivative securities designed to profit or share in any profit derived from any increase or decrease in the value of the Company’s securities are generally short-term in nature and

PROPRIETARY & CONFIDENTIAL: This document may not be copied, disclosed or used in whole or in part without the consent of IGT This is an electronically controlled and issued document. Hard copy printouts must be verified against the electronic revision prior to use. 8 may give the public the perception that insiders are not focused on the long-term performance of the Company. Certain forms of hedging transactions are complex, may be perceived negatively by the public and can present unique insider trading risks. Therefore, IGT prohibits insiders from engaging in any such transactions. 6.4 Margin Accounts and Pledging. Insiders may not purchase IGT securities on margin, borrow against any account in which IGT securities are held, or pledge IGT securities as collateral for a loan. 6.5 Standing and Limit Orders. Standing and limit orders (except under approved Rule 10b5-1 plans as described above) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of Material Nonpublic Information. The Company therefore strongly discourages insiders from placing standing or limit orders on IGT securities beyond the trading day on which the order is placed within an open trading window period. 6.6 Rule 144 Restrictions. The federal securities laws, including Rule 144 under the Securities Act of 1933, impose additional trading restrictions on directors, officers and major shareholders. A Form 144 – Notice of Proposed Sale of Securities is required to be filed with the SEC by any director, officer or major shareholder3 if the amount intended to be sold during any three-month period exceeds 5,000 shares or will have an aggregate sales price exceeding $50,000. As required in the Request for Pre-clearance form, directors, officers and major shareholders should submit a draft of the Form 144 filing with the insider trading pre-clearance request. 3 In accordance with SEC Rule 144, this Policy defines a “major shareholder” as any individual or entity that holds more than 10% of the outstanding shares of a company’s stock.